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                                                                  EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is entered into as of May 27, 1999 by and between IXC Communications, Inc., a Delaware corporation ("Company"), and John M. Zrno ("Employee").


                                   ARTICLE I
                                   EMPLOYMENT


         The Company hereby employs Employee and Employee hereby accepts employment with the Company upon the terms and conditions set forth below.

         1.1      TERM.

                  (a)         The term of this Agreement will commence on
                           May 27, 1999 (the "Commencement Date") and, unless terminated earlier under the terms hereof, will terminate on May 27, 2003.

                  (b)         This Agreement will terminate prior to May 27,
                           2003, upon the earliest to occur of any of the following events:

                           (i)          Upon written notice to Employee that
                                    the Board of Directors has determined that Employee should be terminated for "Cause," as that term is defined in Section 2.4(h) of this Agreement; or

                           (ii)         Upon the Employee's death, "Disability"
                                    (as that term is defined in Internal
                                    Revenue Code ("Code") Section 22(e)(3)), or voluntary termination of employment by Employee.

         1.2      DUTIES.

                  (a)         Employee agrees to serve as President and Chief
                           Executive Officer of the Company as well as of its major subsidiaries or in such other capacity or capacities as the Board of Directors may reasonably require that are consistent with his position, provided that the duties and responsibilities of Employee are not materially diminished and there is no change in his title or reporting responsibilities.

                  (b)         Employee will report directly to the Board of
                           Directors of the Company ("Board of Directors").




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                                   ARTICLE II
                           COMPENSATION AND BENEFITS


          2.1     COMPENSATION.

                  (a)         As compensation for the services to be rendered
                           under this Agreement, Employee will be entitled to receive from the Company an annual base salary of three hundred eighty-five thousand dollars ($385,000), payable bi-weekly.

                  (b)         Bonuses, if any, are awarded by, and at the sole
                           discretion of, the Board of Directors.

                  (c)         Employee's base salary may be increased from time
                           to time in accordance with the Company's policies and procedures.

          2.2 BENEFITS. The Company will make available to Employee the fringe benefits provided to its senior executive officers, including group-term life insurance coverage, medical benefits, (including dental insurance), participation in the Company's 401(k) Plan, reimbursement of reasonable and appropriate business expenses, an annual car allowance of Eight Thousand Dollars ($8,000) payable in monthly installments, and vacations, all in accordance with the Company's stated policies and procedures.

          2.3 RELOCATION COSTS. The Company will reimburse Employee for the reasonable costs of (i) living accommodations in Austin (e.g., hotel or apartment accommodations) for a reasonable period and (ii) transporting such of Employee's household goods as he may designate from Dallas, Texas to Austin, Texas.

          2.4     STOCK OPTION.

                  (a)         The Company will grant a nonqualified stock
                           option to Employee allowing Employee to purchase five hundred thousand (500,000) shares of common stock of the Company ("Option"). The term of the Option will be for ten (10) years.




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                  (b)         The exercise price per share under the Option
                           will be thirty-three dollars and ninety-three and three-fourths cents ($33.9375), which was the NASDAQ closing price of the stock on May 27, 1999.

                  (c)         The Option will vest as follows: (i) the Option
                           with respect to the right to acquire 350,000 shares of common stock vests immediately on May 27, 1999; and (ii) the Option with respect to the right to acquire the remaining 150,000 shares of common stock will vest in equal installments over a four (4) year period on the first, second, third and fourth anniversaries of the Commencement Date. Except as otherwise expressly provided in this Agreement, in no event will Employee vest upon any anniversary of the Commencement Date unless Employee is employed by the Company on such date.

                  (d)         If Employee voluntarily resigns or is terminated
                           for Cause (as that term is defined in Paragraph (h) below) prior to the expiration of this Agreement, Employee can exercise the vested portion of the Option not later than the ninetieth (90th) day following the effective date of his resignation or termination, at which time the unexercised portion of the Option (whether vested or not) will be forfeited.

                  (e)         If Employee is terminated for a reason that does
                           not constitute Cause prior to the expiration of this Agreement, the entire Option will become immediately exercisable and remain exercisable for ninety (90) days following the effective date of his termination, at which time the unexercised portion of the Option will be forfeited.

                  (f)         Upon the death or Disability of the Employee,
                           Employee (or his personal representative or estate, whichever is applicable) can exercise the vested portion of the Option not later than one (1) year following the date of his death or Disability, at which time the unexercised portion of the Option (whether vested or not) will be forfeited.

                  (g)         If there is a "Change in Control" of the Company
                           after May 27, 2000, the Option with respect to the right to acquire any shares of common stock that have not vested will become immediately vested.

                              Notwithstanding that acceleration in the vesting
                           of the Option would be available, Employee may elect not to have the vesting accelerated. For purposes of this Agreement, the term "Change in Control" means any of the following:

                           (A)          A successful tender offer for greater
                                    than fifty percent (50%) of the outstanding capital stock of the Company;




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                                   (B)   A sale of all or substantially all of
                                       the assets of the Company; or

                                   (C)   A merger or consolidation of the
                                       Company with any other corporation in
                                       which the stockholders of the Company
                                       immediately preceding such merger or
                                       consolidation will not hold at least
                                       fifty-one percent (51%) of the
                                       outstanding capital stock of the
                                       surviving corporation (whether or not the Company is the surviving corporation) immediately after such merger or consolidation.

                  (h)         For purposes of this Agreement, the term "Cause"
                           means any of the following:

                           (i)     Employee's failure or refusal to:

                                   (A)   Materially perform his duties and
                                       responsibilities as set forth in Section
                                       1.2 of this Agreement; or

                                   (B)   Devote all of his business time and
                                       attention exclusively to the business and affairs of the Company in accordance with the terms of this Agreement; provided, however, that Employee may, at his discretion, continue to serve on the Boards of Directors of Teleglobe, Inc., FaxNet, Inc. and such other boards as the directors of the Company shall approve;

                  in each case if such failure or refusal is not cured within thirty (30) days after written notice thereof to Employee by the Company;

                           (ii)    The willful misappropriation by Employee of
                                 the funds or property of the Company;

                           (iii)   The use of alcohol or drugs, materially
                                 interfering with the performance of Employee's obligations under this Agreement, continuing after written warning;

                           (iv)    Conviction of Employee in a court of law of,
                                 or entering a plea of guilty or no contest to, any felony or any other crime involving moral turpitude, dishonesty, or theft;

                           (v)     The commission in bad faith by the Employee
                                 of any act which materially injures or could reasonably be expected to materially injure the reputation, business, or business relationships of the Company; or

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                     (vi)     Any material breach (not covered by any of
                            Subparagraphs (i) through (v) of this Paragraph
                            (h)) of any term, provision, or condition of this Agreement, if such breach is not cured within thirty (30) days after written notice thereof to Employee by the Company.

          2.5 WITHHOLDING. Any amounts includible in Employee's income as a result of this Agreement will be subject to all applicable legal requirements with respect to the withholding of federal, state, and local taxes and other normal withholdings.


                                  ARTICLE III
                                    FIDELITY

                  For purposes of this Article III, the term "Company" shall include IXC Communications, Inc. and its subsidiaries and affiliates.

          3.1     CONFIDENTIAL INFORMATION.

                  (a)         Employee agrees not to disclose any Confidential
                           Information (as that term is defined in Paragraph
                           (e) below) of the Company, including information received in confidence from the Company or from others, whether before, during, or after Employee's employment with the Company, except upon the prior written consent of the Company.

                  (b)         Employee acknowledges that the Confidential
                           Information of the Company includes matters conceived or developed by Employee, as well as matters learned by Employee from other employees or agents of the Company.

                  (c)         Any Confidential Information that Employee may
                           prepare, use, or come into contact with will be and remain the Company's sole property and will not be removed from the Company's premises without its written consent, except as required in accordance with Employee's performance of Employee's duties hereunder, and will be returned to the Company, together with all copies, summaries, and extracts thereof, upon termination of this Agreement.

                  (d)         Except as the Company may otherwise consent or
                           direct in writing, Employee will not, sell, use, lecture upon, or publish any Confidential Information or authorize anyone else to do those things at any time either before or after the expiration of this Agreement.





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                  (e)         For purposes of this Agreement, the term
                           "Confidential Information" means information (i) disclosed to or known by Employee as a consequence of or through Employee's employment by the Company,
                           (ii) not generally known outside the Company, and
                           (iii) that relates to the Company. Confidential Information will also include the Company's proprietary information (such as trade secrets).

                  (f)         This Section 3.1 will continue in full force and
                           effect after the expiration of this Agreement.

           3.2    COMPETITION.

                  (a)         The provisions of Paragraph (c) below will apply
                           from the Commencement Date until the earliest to occur of the following events:

                           (i)     Until May 27, 2003; or

                           (ii)    The maximum period during which the
                                 provisions of this Section 3.2 can be enforced under Texas law.

                  (b)         The provisions of Paragraph (c) below will not
                           apply if the Company terminates the employment of Employee for a reason that does not constitute "Cause" under Section 2.4(h) of this Agreement.

                  (c)         Except in furtherance of the execution of
                           Employee's duties under this Agreement, Employee expressly covenants and agrees that Employee will not, without the prior written consent of the Board of Directors, either acting alone or in conjunction with others, directly or indirectly:

                           (i)      Engage in any competition with the Company
                                 with respect to those products or services of a type for which Employee had responsibility for at the Company;

                           (ii)     Solicit business of any type engaged in by
                                 the Company (or by any subsidiary or affiliate of Company) with respect to those products or services of a type for which Employee had responsibility for at the Company from any person or business which is an account, customer, or client of the Company;

                           (iii)    Induce or attempt to influence any such
                                 account, customer, or client to curtail or cancel his or its business with the Company; or

                           (iv)     Induce or attempt to influence any employee
                                 to terminate his or her employment with the Company.


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        3.3       ENFORCEMENT. Because the remedy at law for any breach of the provisions of this Article III would be inadequate, Employee hereby consents to the granting of an injunction or other equitable relief enjoining any breach of these provisions by any court having jurisdiction without the necessity of proving actual monetary loss. In addition to such injunctive relief, the Company may pursue at law any remedies available to it.


                                   ARTICLE IV
                             MISCELLANEOUS MATTERS


        4.1 BINDING ON SUCCESSOR. The Company will not enter into any merger, acquisition, or other business combination with any other party in which the Company will not be the surviving entity unless the other party to that agreement consents to be bound by the terms of this Agreement.

        4.2 NO ASSIGNMENT. Except as required by law, Employee may not assign or alienate (voluntarily or involuntarily) any right to receive payments under this Agreement.

        4.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the conflict of laws provisions thereof.

        4.4 CAPTIONS. The captions of this Agreement are included solely for convenience of reference and have no force or effect.

        4.5 AMENDMENTS. This Agreement may not be amended, modified, or waived in any manner other than by a written agreement executed by the parties to this Agreement. The waiver by either party of compliance with any provision of this Agreement by the other party will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the other party of any provision of this Agreement.

        4.6 NOTICES. All notices and other communications hereunder will be sufficient if in writing and either hand-delivered or mailed by registered or certified mail, return receipt requested, with postage prepaid, to the parties at the following addresses (or to such other address or addresses as either party shall have designated in writing to the other party in accordance with the provisions of this Section 4.6):


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                           IF TO THE COMPANY:
                           IXC Communications, Inc.
                           1122 Capital of Texas Highway South
                           Austin, Texas 78746-6426
                           Attn:  Chairman

                           IF TO EMPLOYEE:
                           John M. Zrno
                           c/o IXC Communications, Inc.
                           1122 Capital of Texas Highway South
                           Austin, Texas  78746-6426

        4.7 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

        4.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year indicated above.

JOHN M. ZRNO, an individual                 IXC COMMUNICATIONS, INC.


/s/                                         By: /s/ Jeffrey C. Smith
---------------------------------               ------------------------------
                                                Jeffrey C. Smith
                                                Senior Vice President


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